UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                     FORM 8K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(D) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): March 14, 2003

                        Commission File Number: 333-11625

                              --------------------


                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST
  -----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Delaware                                  94-3240473
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(State or other Jurisdiction           (I.R.S. Employer Identification Number)
      of incorporation)


         50 California Street
         Suite 2020
         San Francisco, California                       94111
   --------------------------------------            -----------
   (Address of principal executive office)            (zip code)

                                 (415) 288-9575
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              (Registrant's telephone number, including area code)

Item 1.           Changes in Control of Registrant.
                  Not Applicable.

Item 2.           Acquisition of Disposition of Assets.
                  Not Applicable.

Item 3.           Bankruptcy or Receivership.
                  Not Applicable.

Item 4.           Changes in Registrant's Certifying Accountants.
                  Not Applicable.

Item 5.           Other Events.
                  Not Applicable.

Item 6.           Resignations of Registrant's Directors.
                  Not Applicable.

Item 7.           Financial Statements and Exhibits.
                  Not Applicable.

Item 8.           Change in Fiscal Year.
                  Not Applicable.

Item 9.           Regulation FD Disclosures.

Item 10.          Not Applicable.

Item 11.          Not Applicable.

Item 12.          Financial Press Releases.


     Exhibit "A", Press Release, dated March 14, 2003, attached hereto and incorporated herein, regarding extension of major credit facility maturity date and increase in amount of facility.

                                    EXHIBITS
                                    --------

                     A. Press Release, dated March 14, 2003

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of Section 13 or 15(D) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                  Capital Alliance Income Trust, Ltd.,
                  A Real Estate Investment Trust


Dated: March 20, 2003                      By:        /s/ Thomas B. Swartz
                                                      -----------------------
                                                      Thomas B. Swartz
                                                      Chairman
                                                      Chief Executive Officer

                                   EXHIBIT "A"

                       CAPITAL ALLIANCE INCOME TRUST LTD.
                             ANNOUNCES EXTENSION OF
                          A MAJOR TERM CREDIT FACILITY

SAN FRANCISCO--(BUSINESS WIRE)--March 14, 2003--Capital Alliance Income Trust Ltd. ("CAIT") (AMEX: CAA-news), a specialty, non-conforming residential mortgage finance company, announced that it has negotiated a 21-month extension of the maturity date of its existing $7,000,000 term credit facility with Washington Mutual Bank, FA ("Washington Mutual") through June 30, 2004. As part of the negotiations, Washington Mutual also agreed to provide CAIT with up to an additional $3,000,000 credit facility to allow CAIT to "bulge" its aggregate borrowing from WAMU up to $10,000,000 during the facility's term.

Thomas B. Swartz, Chairman and CEO of CAIT, stated that "the extension" of the Washington Mutual term credit facility will increase CAIT's liquidity and enhance its ability to more fully take advantage of favorable interest rate spreads and will enable CAIT to increase its niche bridge financing business and expand its core portfolio mortgage lending business which has been consistently profitable.

Richard J. Wrensen, Executive Vice-President and Chief Financial Officer of CAIT again reiterated his observation in 2002 that CAIT not only will continue to discuss increased credit commitments with its existing lenders and to seek additional borrowing facilities and banking relationships, but also will explore avenues to increase its capital base. He observed that "CAIT continues to maintain a conservative balance sheet since CAIT and its subsidiary's borrowings are only 1.5 times their capital base. Most mortgage REIT's borrow six to eight or more times their capital. All loans with a combined loan-to-value ratio of more that 75% of the collateral's appraised value at the time of funding are pre-sold into the secondary market. Only loans with a combined loan-to-value ratio of less than 75% are retained in CAIT's portfolio of mortgage investments."

CAIT is a specialty residential mortgage lender which invests in high-yielding, non-conforming residential mortgage loans on one-to-four unit residential properties located primarily in California and other western states. It also originates loans for sale to investors on a whole loan basis for cash through its subsidiary Capital Alliance Funding Corporation.

This document contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. CAIT's actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of CAIT's investments and unforeseen factors. As discussed in CAIT's filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable investments, fluctuations in and market expectations for fluctuations in interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, the liquidity of secondary markets and credit markets, increases in costs and other general competitive factors.

Contact: Capital Alliance Income Trust, Ltd.
         Richard J. Wrensen, EVP & CFO
         415/288-9575
         www.calliance.com